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                                                                     EXHIBIT 5.1


                       [VINSON & ELKINS L.L.P. LETTERHEAD]


                                December 7, 1999


Xpedior Incorporated
One North Franklin, Suite 1500
Chicago, Illinois 60606

Ladies and Gentlemen:

         We are acting as counsel for Xpedior Incorporated, a Delaware corporation (the "Company"), in connection with the proposed offer and sale (the "Offering") by the Company and Metamor Worldwide, Inc. (the "Selling Stockholder") as set forth in the Registration Statement (as defined below) to the several underwriters (the "Underwriters") set forth in the underwriting agreement (the "Underwriting Agreement") to be executed in connection with the Offering among the Company and the representatives of the Underwriters, pursuant to the prospectus forming a part of a Registration Statement on Form S-1, File No. 333-89239, originally filed with the Securities and Exchange Commission on October 18, 1999 (such Registration Statement, as amended at the effective date thereof, being referred to herein as the "Registration Statement"), of an aggregate of 8,535,000 shares of Common Stock, par value $.01 per share, of the Company ("Common Stock"), together with a maximum of 1,280,250 shares of Common Stock which may be sold to the Underwriters pursuant to the over-allotment option provided in the Underwriting Agreement. Capitalized terms used but not defined herein have the meanings set forth in the Registration Statement.

         We are rendering this opinion as of the time the Registration Statement becomes effective in accordance with Section 8(a) of the Securities Act of 1933, as amended.

         In connection with this opinion, we have assumed that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and the shares of Common Stock will be issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement and the applicable prospectus.

         In connection with the opinion expressed herein, we have examined, among other things, the Amended and Restated Certificate of Incorporation and the Restated Bylaws of the Company, the records of corporate proceedings that have occurred prior to the date hereof with respect to the Offering, the Registration Statement and the form of Underwriting Agreement to be executed among the Company, Donaldson, Lufkin & Jenrette Securities Corporation, First Union Securities, Inc., J.P. Morgan Securities, Inc., The Robinson-Humphrey Company LLC and DLJdirect Inc., as representatives of the several Underwriters. We have also reviewed such questions of law as we have deemed necessary or appropriate.



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Xpedior Incorporated
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December 7, 1999


         Based upon the foregoing, we are of the opinion that (i) the shares of Common Stock proposed to be issued and sold by the Company to the Underwriters have been validly authorized for issuance and, upon the issuance and delivery thereof as set forth in the Registration Statement, will be validly issued, fully paid and nonassessable and (ii) the shares of Common Stock proposed to be sold by the Selling Stockholder to the Underwriters in connection with the over-allotment option have been validly authorized for issuance and, upon the issuance and delivery thereof as set forth in the Registration Statement, will be validly issued, fully paid and nonassessable.

         This opinion is limited in all respects to the Constitution of the State of Delaware and the Delaware General Corporation Law, as interpreted by the courts of the State of Delaware.

         We hereby consent to the statements with respect to us under the heading "Legal Matters" in the prospectus forming a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement, but we do not thereby admit that we are within the class of persons whose consent is required under the provisions of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder.


                                           Very truly yours,



                                           VINSON & ELKINS L.L.P.